Exhibit 10.1

FIRST AMENDMENT TO LEASE
(ADDITIONAL 3rd FLOOR PREMISES)

This First Amendment to Lease (the “Amendment “) is entered into as of May 31, 2013, by and between Post-Montgomery Associates, a California general partnership (“Landlord”), and OPENTABLE, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

RECITALS

A.                                    Landlord and Tenant are parties to that certain Office Lease dated September 19, 2012 (the “Original Lease”) of certain premises (the “Existing Premises”) within the building commonly known as Post Montgomery Center, and more particularly described in the Original Lease.  Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.                                    Landlord and Tenant desire to amend the Original Lease to add additional space on the terms and conditions provided herein.

AGREEMENT

IT IS, THEREFORE, agreed as follows:

1.                                      Definitions.  As used in this Amendment, the following terms have the following meanings:

“Additional Space” means a portion of the Building, containing approximately 2,804.30 usable square feet of area, and more particularly shown on Exhibit “A-1” attached hereto.  As shown on Exhibit “A-1,” the Additional Space is comprised of (a) storage space (the “Storage Space”) containing approximately 846.96 usable square feet, (b) a bike room (the “Bike Room”) containing approximately 354.66 usable square feet, (c) a server room (the “Server Room”), and (d) a shower room (the “Shower Room”).  The Server Room and the Shower Room contain approximately 1,602.68 usable square feet in the aggregate.  Notwithstanding the foregoing, in no event will the Server Room (other than racks and cabling) or the Shower Room constitute “Non-Standard Improvements” as defined in Section 1.1 of the Original Lease.

“Additional Space Rent Commencement Date” shall mean the earlier of (a) the date Tenant commences use of any portion of the Additional Space for other than construction, fixturing, or stocking activities, or (b) May 1, 2013.

“Additional Improvements” means the Tenant improvements constructed in the Additional Space pursuant to the approved plans therefor.  In no event will the Additional Improvements be deemed “Alterations” under Section 1.1 of the Original Lease.

2.                                      Grant of Lease.  Effective on the earlier to occur of the Additional Space Rent Commencement Date and Additional Space Early Entry (such date being referred to as the “Start

Date”), the Premises shall be expanded to include the Additional Space.  Accordingly, effective on the Start Date, Landlord leases the Additional Space to Tenant and Tenant leases the Additional Space from Landlord on the terms set forth herein, and the following terms of the Original Lease are amended as follows:

2.1                               Definition of Premises.  The Additional Space is added to the definition of the term “Premises”, such that the Premises shall be comprised of the Existing Premises and the Additional Space, and Exhibit “A-1” attached hereto is hereby added to Exhibit “A” to the Original Lease.

2.2                               Additional Space Rent.  From and after the Additional Space Rent Commencement Date, Tenant agrees to pay Landlord monthly base rent for the Additional Space in the amount of $6,009.40 per month (the “Additional Space Rent”).  The monthly Additional Space Rent otherwise due and payable on May 1, 2013 shall be paid to Landlord upon the mutual execution and delivery of this Amendment, and the subsequent Additional Space Rent shall not be due and payable until June 1, 2013.  The monthly Additional Space Rent shall be payable in the manner provided for in the Original Lease.

2.3                               Storage Space.  The Storage Space shall be used solely for storage of Tenant’s personal property, excluding any Hazardous Materials.

2.4                               Bike Room.  The Bike Room shall be used solely for storage of bicycles, related equipment and clothing, but excluding any Hazardous Materials (other than de minimus amounts of bicycle lubricants stored and/or used in accordance with applicable Requirements).  The movement of bikes to and from the Bike Room is governed by rules and regulations established by Landlord from time to time. The current rules and regulations governing movement of bikes are as follows:

“Bikes cannot be walked through the main lobby of the building or transported in any passenger elevator.  After hours, when the Sutter ramp and the Galleria entrances/exits are closed, access through the main lobby will be permitted. To access the Tower floors, bikers should enter and exit through either the Post Street or Sutter Street entrances to the Galleria, take the shuttle elevators (located in the Galleria underneath the escalators) to the Service Level (Level ‘S’).  Bikers can also access or exit the Service Level through the Sutter Street ramp.  Once on the Service level, use the Freight Elevators to access individual floors. Please note that anyone using this method will need to contact their office manager to have their Access Cards programmed for use of the Freight Elevator.”

2.5                               Server Room.  The Server Room shall be used solely as a computer server and local area network switch room.  At Tenant’s sole cost and expense, Tenant shall at all times maintain any supplemental HVAC equipment exclusively serving the Server Room in good order, condition and repair. Landlord shall have no obligation with respect to the repair, replacement, maintenance or operation of the supplemental HVAC equipment serving the Server Room, except to the extent such supplemental HVAC equipment is damaged due to Landlord’s negligence or willful misconduct.  Landlord hereby consents to Tenant’s installation of supplementary air conditioning facilities for the Server Room, and Landlord hereby grants

Tenant access to and use of the Building’s condenser water up to and not to exceed ten (10) tons per floor for such facilities.

2.6                               Shower Room.  The Shower Room shall be used solely as a shower and dressing room.

2.7                               Escalation Rent.  Tenant shall not be obligated to pay Escalation Rent with respect to the Additional Space. Landlord shall not be obligated to provide to the Additional Space (a) any heating, ventilating or air-conditioning, (b) light bulb replacements (but Landlord will replace lighting ballasts as necessary), (c) restroom supplies, (d) utilities (other than as provided in Sections 2.8 and 2.9 below), (e) janitor service (other than as provided in Section 2.10 below) or (f) other services typically provided to office areas in the Building.

2.8                               Landlord Provision of Electrical Service.  Landlord shall provide electrical service for (a) lighting in the Additional Space, (b) operation of electrically powered office and computer equipment in the Server Room, and (c) operation of supplemental HVAC units serving the Server Room; provided that the supplemental HVAC units shall be separately metered for electricity and Tenant shall reimburse Landlord for (i) Landlord’s charges for usage of any condenser water, and (ii) the cost of electrical service to the supplemental HVAC units as determined by such metering within 30 days after Tenant’s receipt of Landlord’s invoice, subject to Tenant’s audit rights as set forth in Section 5.4 of the Lease.

2.9                               Landlord Provision of Water Service.  In addition to the Building’s condenser water as set forth in Section 2.5, above, Landlord shall provide cold water service to the Shower Room. Landlord reserves the right to have that water service separately metered at Tenant’s cost and, in that event, Tenant shall reimburse Landlord for the cost of such water service as determined by such metering within 30 days after Tenant’s receipt of Landlord’s invoice therefor.

2.10                        Landlord Provision of Janitor Service.  Upon reasonable advance notice to Landlord, Tenant may request the Landlord provide janitor service to the Shower Room. In that event, Tenant shall reimburse Landlord for the actual cost of such janitor service as charged to Landlord by its janitorial contractor within 30 days after Landlord’s delivery to Tenant’s of an invoice from Landlord’s janitorial contractor.

2.11                        Additional Space Term.  The Term with respect to the Additional Space shall be coterminous with the Term of the Existing Premises under the Original Lease.  In the event that Tenant exercises its Extension Option or the Original Lease terminates pursuant to its terms, such extension or termination shall apply to the entire Premises then subject to the Lease (including the Additional Space).

2.12                        Section 2.1 of the Lease (Bicycle Storage Room).  Section 2.1 of the Original Lease is deleted in its entirety and is of no further force or effect.

3.                                      Additional Space Improvements.  The construction of the Additional Improvements shall be governed by the terms of Exhibit “C” of the Original Lease (the “Work Letter”), except that the total Construction Allowance with respect to the Additional Space shall be $28,043.00 in lieu of the amount set forth in the Work Letter.  In no event will the Additional Improvements be deemed “Alterations” under Section 1.1 of the Original Lease.

4.                                      Early Entry.  Tenant may take possession of the Additional Space upon the full execution and delivery of this Amendment (the “Additional Space Early Entry”).  Tenant’s Additional Space Early Entry shall be on all the terms and conditions of the Original Lease, as amended hereby, except that Tenant shall not be obligated to pay Additional Space Rent in connection therewith until Additional Space Rent Commencement Date.  After the Additional Space Rent Commencement Date, Tenant’s obligation with respect to Additional Space Rent shall be as provided in the Original Lease, as amended by this Amendment.

5.                                      Compliance with Laws.  Tenant shall accept the Additional Space in its “AS IS” condition.  Except as set forth in Section 8.1 of the Lease, Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Additional Space, or any part thereof, or to repair, bring into compliance with applicable laws, or improve any condition existing in the Additional Space as of the Start Date.  The taking of possession of the Additional Space by Tenant shall be conclusive evidence that the Additional Space was in good and satisfactory condition at the time possession was taken by Tenant.  Except as expressly set forth in the Lease, neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building and the Additional Space, the present or future suitability or fitness of the Additional Space or the Building for the conduct of Tenant’s particular business, or any other matter or thing affecting or related to the Building or the Additional Space, and no rights, easements or licenses are acquired by Tenant by implication or otherwise.  Any improvements or personal property located in the Additional Space are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including without limitation, title, merchantability, or suitability for a particular purpose.  Tenant shall deliver to Landlord any modifications to Tenant’s insurance required under the Original Lease to reflect the addition of the Additional Space and Tenant’s entry into the Additional Space prior to the delivery of possession to Tenant.  Notwithstanding anything to the contrary in the Original Lease or this Amendment, Tenant shall have no obligation to make any structural changes to the Premises or the Project or any other modifications to the portions of the Project outside of the Premises in connection with Tenant’s use and occupancy of the Additional Space, unless triggered by (1) Tenant’s specific and unique use of the Additional Space for uses not contemplated by this Amendment, or (2) Tenant’s Alterations to the Additional Space (excluding Tenant’s initial build-out of the Additional Space for the uses contemplated herein).

6.                                      Brokers.  Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Amendment, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Amendment, other than Cushman & Wakefield of California, Inc. (“Landlord’s Broker”) and Studley, Inc. (“Tenant’s Broker”).  Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker, agent, finder or similar person other than Landlord’s Broker and Tenant’s Broker.  The commission with respect to this Amendment shall be paid to Landlord’s Broker by Landlord pursuant to a separate agreement.  Landlord’s

Broker will pay Tenant’s Broker a commission pursuant to a separate agreement.  Nothing in this Amendment shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

7.                                      Time of the Essence.  Time is of the essence in the performance of each provision of this Amendment and the provisions contained herein.

8.                                      Tenant Certifications.  As additional consideration for this Amendment, Tenant hereby certifies that:

(a)                                 The Original Lease (as amended hereby) is in full force and effect.

(b)                                 To Tenant’s actual knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(c)                                  To Tenant’s actual knowledge, there are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

9.                                      Miscellaneous.  Except as specifically amended herein, the terms and conditions of the Original Lease are unmodified, are hereby confirmed and ratified by the parties, and continue in full force and effect.  This Amendment shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.  This Amendment, the Original Lease, and the attached exhibit, which is hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein and shall only be modified by written agreement.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Additional Space, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Amendment or provided as a remedy under the Original Lease.  Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.  In the case of any inconsistency between the provisions of the Original Lease and this Amendment as to the Additional Space, the provisions of this Amendment shall govern and control.  In no event will this Amendment modify Tenant’s rights or obligations in connection with the Existing Premises.  Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Neither Landlord nor Tenant shall be bound by this Amendment until Landlord and Tenant have mutually executed and delivered the same.  This Amendment may be executed in counterparts, by facsimile or actual signature (with original to follow by U.S. mail), each of which shall be deemed an original, but all of which together shall constitute one instrument.

10.                               Definition of “Lease”.  Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Amendment.

11.                               OFAC.  As an inducement to Landlord to enter into this Agreement, Tenant hereby represents and warrants that the representations and warranties in Section 31.28 of the Original Lease are true and correct as of the date of this Amendment.

12.                               ERISA. Tenant hereby represents, warrants and covenants to Landlord that, as of the date hereof and throughout the term of the Lease, it is not (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan or plan.  In addition, Tenant represents, warrants and covenants to Landlord that it is not a “governmental plan” as defined in Section 3(32) of ERISA and is not subject to State statutes regulating investments of and fiduciary obligations with respect to government plans which would be violated by the transactions contemplated by the Lease.

13.                               Accessibility.  Tenant acknowledges receipt of a Disabilities Access Obligations Notice required under the terms of the San Francisco Administrative Code (attached as Schedule C38), and agrees to sign and deliver such notice concurrently with the execution and delivery of this Agreement.  Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Property has not undergone an inspection by a “Certified Access Specialist.”  Tenant acknowledges that Landlord has made no representation regarding compliance of the Premises or the Building with accessibility standards.

IN WITNESS WHEREOF, this Amendment was executed as of the date first above written.

Landlord:

POST-MONTGOMERY ASSOCIATES, a California general partnership

By:

The Prudential Insurance Company of America, a New Jersey corporation, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA, as General Partner

	By:	/s/ Keysha Bailey
	Name:	Keysha Bailey
	Title:	Vice President

By:	PR Post Montgomery, LLC,
a Delaware limited liability company,
as General Partner

	By:	PRISA LHC, LLC,
a Delaware limited liability company,
its Managing Member

		By:	/s/ Keysha Bailey
		Name:	Keysha Bailey
		Title:	Vice President

Tenant:

OPENTABLE, INC., a Delaware corporation

By:	/s/ John Orta

	Its:	SVP & General Counsel

By:	/s/ I. Duncan Robertson

	Its:	CFO

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.

EXHIBIT A-1

ADDITIONAL SPACE

(See Attached.)

OPEN TABLE-SERVER
1,602.68 USF
BIKE RM
354.66 USF
ADDITIONAL
STORAGE
846.96 USF

breretonArchitects
909 Montgomery St., Suite 260
San Francisco, CA 94133
415-546-3932 fax
415-546-1212 tel

Open Table
Post Montgomery Center
1 Montgomery Tower, 3rd Floor

NORTH

Not to Scale

17JAN2013

SCHEDULE C38

DISABILITY ACCESS OBLIGATIONS UNDER
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before you, as the Tenant, enter into a lease agreement with us, the Landlord, for the premises located at Post Montgomery Center, San Francisco, California (the “Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language.  For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

PLEASE NOTE:  The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

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By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

Landlord:

POST-MONTGOMERY ASSOCIATES,
a California general partnership

By:

The Prudential Insurance Company of America, a New Jersey corporation, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA, as General Partner

	By:	/s/ Keysha Bailey
	Name:	Keysha Bailey
	Title:	Vice President

By:	PR Post Montgomery, LLC,
a Delaware limited liability company,
as General Partner

	By:	PRISA LHC, LLC,
a Delaware limited liability company,
its Managing Member

		By:	/s/ Keysha Bailey
		Name:	Keysha Bailey
		Title:	Vice President

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Tenant:

OPENTABLE, INC., a Delaware corporation

By:	/s/ John Orta

	Its:	SVP & General Counsel

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